                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A


                                 Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 1998


                            OSAGE SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                     0-22808                     95-4374983
   (State or other           (Commission File No.)          (IRS Employer
   jurisdiction of                                          Identification No.)
   incorporation)

                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                     (Address of principal executive office)




Registrant's telephone number, including area code:  (602) 274-1299


         (Former name or former address, if changed since last report)

GENERAL EXPLANATION


      The purpose of this Report is to amend the registrant's Current Report on Form 8-K dated March 17, 1998 relative to the acquisition of Solsource Computers, Inc. and HV Jones, Inc. This Report amends the information provided under Item 7(a) and 7(b).



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Acquired Businesses

            SOLSOURCE COMPUTERS, INC.

            Independent Auditors' Report

            Balance Sheets as of January 31, 1998 and 1997

            Statements of Operations for the years ended January 31, 1998 and 1997

            Statements of Stockholders' Equity (Net Capital Deficiency)
                  for the years ended January 31, 1998 and 1997

            Statements of Cash Flows for the years ended January 31, 1998 and 1997

            Notes to Financial Statements

            H.V. JONES, INC.

            Independent Auditors' Report

            Balance Sheets as of December 31, 1997 and 1996

            Statements of Operations for the years ended December 31,
                  1997 and 1996

            Statements of Net Stockholder's Capital Deficiency for the
                  years ended December 31, 1997 and 1996

            Statements of Cash Flows for the years ended December 31, 1997 and 1996

            Notes to Financial Statements

      (b)   Pro Forma Financial Information

                FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(a)

SOLSOURCE COMPUTERS, INC
    Financial Statements
    Years Ended January 31, 1998 and 1997, and
    Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Stockholders
Solsource Computers, Inc.
Carlsbad, California

We have audited the accompanying balance sheets of Solsource Computers, Inc. (the "Company") as of January 31, 1998 and 1997, and the related statements of operations, stockholders' equity (net capital deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at January 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



April 24, 1998

SOLSOURCE COMPUTERS, INC.

BALANCE SHEETS
JANUARY 31, 1998 AND 1997


ASSETS (NOTES 3 AND 4)                                                                         1998              1997
CURRENT ASSETS:
  Cash                                                                                       $ 10,506
  Accounts receivable - net of allowance for doubtful accounts of
    $7,900 in 1998 and $6,100 in 1997                                                         700,378       $ 1,634,886
  Federal and state income tax refunds receivable                                              44,799            24,036
  Inventories - net of reserve for obsolescence of $18,400 in 1998
    and $44,000 in 1997                                                                       349,032           836,646
  Prepaid expenses                                                                              5,827            21,289
  Deferred income taxes (Note 5)                                                               38,925             1,421
                              -                                                                ------             -----
           Total current assets                                                             1,149,467         2,518,278
FURNITURE, EQUIPMENT AND SOFTWARE - Net (Notes 2 and 6)                                        44,627            88,508
OTHER ASSETS - Net of accumulated amortization of
  $7,900 in 1998 and $6,100 in 1997                                                            52,550            55,788
Deferred income taxes (Note 5)                                                                128,844
                                                                                              -------          --------
TOTAL                                                                                     $ 1,375,488       $ 2,662,574
                                                                                          ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
CURRENT LIABILITIES:
  Bank overdraft                                                                                               $ 21,706
  Accounts payable                                                                          $ 784,641         1,775,949
  Accrued expenses                                                                             68,374            97,139
  Line of credit (Note 4)                                                                     304,150
  Deferred service revenues                                                                    30,318            31,952
  Deferred income taxes (Note 5)                                                                                  8,745
  Current portion of long-term debt (Note 3)                                                   61,234            58,577
  Current portion of capital lease obligation (Note 6)                                         18,527            15,738
                                                                                               ------            ------
           Total current liabilities                                                        1,267,244         2,009,806
                                                                                            ---------         ---------
LONG-TERM DEBT - Less current portion (Note 3)                                                275,188           345,955
                                                                                              -------           -------
CAPITAL LEASE OBLIGATION - Less current portion (Note 6)                                        6,879            25,406
                                                                                                -----            ------
COMMITMENTS AND CONTINGENCIES (Notes 3, 6 and 8)
STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
  (Notes 3 and 7):
    Common stock - no par value; authorized, 10,000,000 shares;
      issued and outstanding, 2,028,000 shares                                                135,125           135,125
    (Deficit) retained earnings                                                              (274,011)          181,219
    Treasury stock - 90,440 shares at cost                                                    (34,937)          (34,937)
                                                                                              -------           -------
           Total stockholders' equity (net capital deficiency)                               (173,823)          281,407
                                                                                             --------           -------
TOTAL                                                                                     $ 1,375,488       $ 2,662,574
                                                                                          ===========       ===========

See notes to financial statements.

SOLSOURCE COMPUTERS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED JANUARY 31, 1998 AND 1997


                                                                                            1998               1997

NET SALES                                                                               $ 7,231,978       $ 13,687,280

COST OF SALES                                                                             5,364,206         10,673,922
                                                                                          ---------         ----------

          Gross profit                                                                    1,867,772          3,013,358

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                              2,474,431          2,852,507
                                                                                          ---------          ---------

OPERATING (LOSS) INCOME                                                                    (606,659)           160,851

INTEREST EXPENSE - Net                                                                      (59,833)           (43,928)
                                                                                            -------            -------

(LOSS) INCOME BEFORE (BENEFIT) PROVISION
  FOR INCOME TAXES                                                                         (666,492)           116,923

(BENEFIT) PROVISION FOR INCOME TAXES (Note 5)                                              (211,262)            31,944
                                                                                           --------             ------

NET (LOSS) INCOME                                                                        $ (455,230)          $ 84,979
                                                                                         ==========           ========


See notes to financial statements.

SOLSOURCE COMPUTERS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
YEARS ENDED JANUARY 31, 1998 AND 1997


                                                                                 Retained
                                                        Common Stock             Earnings      Treasury
                                                   Shares         Amount         (Deficit)        Stock          Total
BALANCE, FEBRUARY 1, 1996                         2,022,400     $ 126,600        $ 96,240      $ (1,200)      $ 221,640
  Issuance of common stock (Note 7)                  66,440         8,525                                         8,525
  Purchase of treasury shares (Note 7)              (60,840)                                    (33,737)        (33,737)
  Net income                                                                       84,979                        84,979
                                                  ---------       -------          ------       -------       ---------
BALANCE, JANUARY 31, 1997                         2,028,000       135,125         181,219       (34,937)        281,407
    Net loss                                                                     (455,230)                     (455,230)
                                                  ---------     ---------      ----------     ---------      ----------
BALANCE, JANUARY 31, 1998                         2,028,000     $ 135,125       $(274,011)     $(34,937)      $(173,823)
                                                  =========     =========       =========      ========       =========


See notes to financial statements.

SOLSOURCE COMPUTERS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 31, 1998 AND 1997

                                                                                          1998              1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                                   $ (455,230)         $ 84,979
  Adjustments to reconcile net (loss) income to net cash used in operating activities:
      Depreciation and amortization                                                       32,501            42,134
      Loss on disposal of assets                                                           9,240
      Provision for inventory obsolescence                                                73,648             8,372
      Deferred income taxes                                                             (175,093)           (4,216)
      Changes in operating assets and liabilities:
        Accounts receivable                                                              934,508          (105,253)
        Inventories                                                                      413,965          (286,219)
        Other current assets                                                             (16,967)          (39,553)
        Accounts payable                                                                (991,308)           90,997
        Accrued expenses                                                                 (28,765)         (184,866)
        Deferred service revenue                                                          (1,634)           31,952
                                                                                          ------            ------
           Net cash used in operating activities                                        (205,135)         (361,673)
                                                                                        --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                                                      29,683
  Capital expenditures                                                                   (12,638)          (27,040)
  Proceeds from sale of investments                                                                        250,000
  Purchase of treasury stock                                                                                (1,737)
  Proceeds from sale of common stock                                                                         8,525
                                                                                          ------             -----
           Net cash provided by investing activities                                      17,045           229,748
                                                                                          ------           -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit                                                           304,150
  Principal payments on debt                                                             (68,110)          (63,463)
  Principal payments on capital lease                                                    (15,738)
  Bank overdraft                                                                         (21,706)           21,706
                                                                                         -------            ------
           Net cash provided by (used in) financing activities                           198,596           (41,757)
                                                                                         -------           -------
NET INCREASE (DECREASE) IN CASH                                                           10,506          (173,682)
CASH, BEGINNING OF YEAR                                                                                    173,682
                                                                                        --------          --------
CASH, END OF YEAR                                                                       $ 10,506          $      -
                                                                                        ========          ========
SUPPLEMENTAL DISCLOSURE OF TOTAL INTEREST PAID                                          $ 64,875          $ 54,553
                                                                                        ========          ========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  TRANSACTIONS:
     Purchase of treasury stock in exchange for a
       note payable (Note 7)                                                                              $ 32,000
                                                                                                          ========
     Purchase of software and equipment in exchange
       for capital lease                                                                                  $ 41,144
                                                                                                          ========
See notes to financial statements.


SOLSOURCE COMPUTERS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 1998 AND 1997


1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS - Solsource Computers, Inc. (the "Company") is a systems integrator specializing in data and network security solutions and services. The Company is focused on providing complete end-to-end data and network security solutions.

      The Company has entered into contracts with major suppliers of computer hardware and software to act as their value-added reseller. Purchases and sales under the value-added reseller contracts account for the majority of the Company's sales and costs of sales.

      The Company is currently licensed to do business in Illinois, Connecticut, New Jersey, Texas and California.

      SIGNIFICANT ACCOUNTING POLICIES are as follows:

        REVENUE RECOGNITION - The Company recognizes sales of products when the products are shipped, and services and support revenue is recognized when the applicable services are rendered. The Company sells preventative maintenance services on an as needed basis or under one-year contracts. Revenues from services performed on an as needed basis are recognized as services are performed, and revenues from one-year contracts are recognized over the term of the contract as contract hours are utilized which may result in the contract completion prior to the one-year period. Unearned contract revenue is recorded as deferred service revenues in the accompanying balance sheets.

        INVENTORIES are recorded at the lower of cost (first-in, first-out) or market.

        FURNITURE, EQUIPMENT AND SOFTWARE are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives range from three to seven years.

        OTHER ASSETS consist principally of the cash surrender value of officer's life insurance, deposits to vendors and loan fees which are stated at cost less amortization computed on a straight-line method over the life of the loan.

        INCOME TAXES are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109.

        FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of accounts receivable, accounts payable and accrued expenses approximates the carrying value due to the short-term nature of these instruments. The fair value of long-term obligations approximates carrying value based on borrowing rates currently available to the Company for loans with similar terms and average maturities.

        USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    FURNITURE, EQUIPMENT AND SOFTWARE

      Furniture, equipment and software at January 31 consist of the following:

                                                                                         1998            1997
Computer equipment                                                                      $ 8,875         $ 4,734
Furniture and fixtures                                                                  134,431         173,032
Software                                                                                  7,603          39,387
                                                                                       --------        --------
Total                                                                                   150,909         217,153
Less accumulated depreciation                                                           106,282         128,645
                                                                                       --------        --------
Furniture and equipment - net                                                          $ 44,627        $ 88,508
                                                                                       ========        ========



3.    LONG-TERM DEBT

      Long-term debt at January 31 consists of the following:


                                                                                         1998            1997
Note payable, guaranteed by the U.S. Small Business Administration, interest at prime plus 2.75% (8.5% at January 31, 1998), due
  in monthly installments through 2003                                                $ 124,226       $ 142,240
Note payable, guaranteed by the U.S. Small Business Administration, interest at prime plus 2.75% (8.5% at January 31, 1998), due
  in monthly installments through 2002                                                  168,095         197,449
Note payable to a related party with interest at 10%, collateralized by various Company assets, due in monthly installments
  through 2002                                                                           44,101          51,295
Note payable to a related party with interest at 10%, due in
  monthly installments through 1998                                                                      13,548
                                                                                      ---------       ---------
Total                                                                                   336,422         404,532
Less current maturities                                                                  61,234          58,577
                                                                                      ---------       ---------
Long-term debt - net                                                                  $ 275,188       $ 345,955
                                                                                      =========       =========



      Among other things, the notes payable guaranteed by the U.S. Small Business Administration require lender's approval prior to declaration or payment of any dividend, purchase or retirement of capital stock, consolidation or merger. Such notes payable are collateralized by substantially all of the assets of the Company.

      Future principal payments on long-term debt at January 31 are as follows:



1999                                               $ 61,234
2000                                                 68,249
2001                                                 76,050
2002                                                 84,745
2003                                                 46,144
                                                   --------
Total                                              $336,422
                                                   ========


4.    LINE OF CREDIT

      The Company has a line of credit. The line of credit bears interest at prime (8.5% at January 31, 1998) plus 3.15 percent and is collateralized by all business assets.

      Among other things, the line of credit requires that the Company maintain a minimum amount of tangible net worth. As of January 31, 1998, the Company was not in compliance with such covenant. As of March 10, 1998, the Company renewed its line of credit through June 30, 1998. The new line of credit was amended, the covenant was waived and the line was reduced from $400,000 to $300,000.

5.    INCOME TAXES

      Deferred income taxes are provided for temporary differences between financial statement and income tax reporting for certain transactions, primarily net operating loss carryover and depreciation.

      Net deferred income taxes at January 31 consist of the following:


                                                                                           1998           1997
Deferred income tax assets                                                              $ 167,769       $ 1,421
Deferred income tax liabilities                                                                          (8,745)
Net deferred income tax asset (liability)                                                 167,769        (7,324)
Less net current deferred income taxes                                                     38,925         7,324
                                                                                        ---------       -------
Net noncurrent deferred income taxes                                                    $ 128,844       $
                                                                                        =========       =======


      The (benefit) provision for income taxes for the years ended January 31 consists of the following:


                                                                                          1998            1997
Current                                                                                $ (36,169)      $ 36,160
Deferred                                                                                (175,093)        (4,216)
                                                                                        --------         ------
Total (benefit) provision                                                             $ (211,262)      $ 31,944
                                                                                      ==========       ========




      The (benefit) provision for income taxes differs from the amount that would have been calculated using statutory federal rates primarily due to federal bracket differences between years.

6.    LEASE COMMITMENTS

      Operating Leases - The Company leases office space and equipment under noncancelable operating leases. The Company has an option to renew the office lease for an additional three-year term at fair market value. Future minimum lease payments under noncancelable operating leases at January 31, 1998 and related subleases are as follows:


                                                                         LEASES        SUBLEASES          NET

1999                                                                   $ 127,501       $ 37,098        $ 90,403
2000                                                                     100,793         38,582          62,211
2001                                                                      55,765         16,663          39,102
                                                                       ---------       --------        --------
Total                                                                  $ 284,059       $ 92,343        $191,716
                                                                       =========       ========        ========


      Total rent expense was $93,398 and $63,156 for the years ended January 31, 1998 and 1997, respectively.

      Capital Leases - The Company leases computer equipment under leases classified as capital leases. Capital lease assets and accumulated amortization included in furniture, equipment and software in the accompanying financial statements as of January 31 are as follows:

                                                                                          1998           1997
Computer equipment                                                                      $ 53,837       $ 53,837
Less accumulated amortization                                                             21,050         12,227
                                                                                          ------         ------
Net                                                                                     $ 32,787       $ 41,610
                                                                                        ========       ========



      At January 31, capital lease obligations are as follows:

                                                                                          1998           1997
Capital lease obligations excluding interest at approximately 18%                       $ 25,406       $ 41,144
Less current portion of capital lease obligations                                         18,527         15,738
                                                                                          ------         ------
Capital lease obligations less current portion                                           $ 6,879       $ 25,406
                                                                                         =======       ========



7.    CAPITAL STOCK

      In 1997, the Company issued 66,400 shares of common stock to two employees in exchange for $8,525. The Company also repurchased 60,840 shares in exchange for notes payable in the amount of $32,000 and cash of $1,737.

      Effective September 11, 1997, the Company authorized a four-for-one split of the Company's common stock. The stock split has been retroactively reflected in the accompanying financial statements.

      The Company's majority stockholder has granted options to acquire shares of his common stock in the Company to key employees, including officers. A summary of stock option activity is as follows:

                                                                                                  EXERCISE
                                                                                      SHARES        PRICE

Outstanding at January 31, 1996                                                       397,406   $0.07 - $0.41
  Granted                                                                             410,316   $0.07 - $0.56
  Exercised                                                                           (46,840)  $0.10 - $0.56
  Terminated                                                                          (32,833)  $0.10 - $0.25
                                                                                      -------
Outstanding at January 31, 1997                                                       728,049   $0.07 - $0.25
  Granted                                                                              24,300   $0.25 - $0.50
  Terminated                                                                          (49,297)      $0.25
                                                                                      -------
Outstanding at January 31, 1998                                                       703,052   $0.07 - $0.50
                                                                                      =======




      In management's opinion, all of these options were issued at or above the estimated fair value at the grant date.

      The Company applies Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the above stock options. Accordingly no compensation expense has been recognized for the above stock options. Had compensation cost for the above stock options been determined based upon the fair value at the grant date consistent with the methodology prescribed in Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, the Company's net income for the years ended January 31, 1998 and 1997 would have been reduced by approximately $14.000. The fair value of the options granted during the years ended January 31, 1998 and 1997 are estimated at $3,000 and $69,000 on the date of grant using an option pricing model with the following assumptions:


Dividend yield                                                                   0 %
Volatility                                                                       0 %
Average risk-free interest rate                                                  6 %
Average expected life                                                            5  years


8.    EMPLOYEE BENEFIT PLAN

      The Company has a qualified contributory 401(k) plan that covers all employees who have attained the age of 21 and completed six months of service. Each participant may elect to contribute up to 15 percent of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. The Company can make discretionary matching contributions. No matching contributions have been made under the plan.

9.    SUBSEQUENT EVENTS

      On March 17, 1998, the Company was acquired by Osage Systems Group, Inc. ("Osage"), which operates in the same industry as the Company. Under the terms of the agreement with Osage, the selling price of the Company was $200,000 cash and $900,000 of Osage's common stock valued at $6 per share.


                                   * * * * * *

H.V. JONES, INC.
Financial Statements for the Years Ended December 31, 1997 and 1996 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Stockholder of
   H.V. Jones, Inc.
Houston, Texas

We have audited the accompanying balance sheets of H.V. Jones, Inc. (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, net stockholder's capital deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




April 10, 1998
Houston, Texas

H.V. JONES, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996


ASSETS                                                                                         1997              1996
CURRENT ASSETS:
   Cash and cash equivalents                                                                $ 145,265          $ 71,214
   Trade accounts receivable (Note 4)                                                         732,442           288,824
   Advances to stockholder (Note 6)                                                            70,513            64,926
                                                                                               ------            ------

                Total current assets                                                          948,220           424,964

FURNITURE AND EQUIPMENT - Net (Note 2)                                                         68,687            31,550

OTHER ASSETS                                                                                    7,999             4,353
                                                                                                -----             -----

TOTAL                                                                                      $1,024,906          $460,867
                                                                                           ==========          ========

LIABILITIES AND NET STOCKHOLDER'S CAPITAL DEFICIENCY

CURRENT LIABILITIES:
   Notes payable (Note 4)                                                                   $ 422,695         $ 280,297
   Current portion of obligations under capital leases (Note 3)                                30,688            14,312
   Accounts payable                                                                           796,574           463,720
   Accrued expenses                                                                           193,154            73,815
                                                                                              -------            ------

                Total current liabilities                                                   1,443,111           832,144
                                                                                            ---------           -------

OBLIGATIONS UNDER CAPITAL LEASES - Less current
   portion (Note 3)                                                                            26,402             9,031
                                                                                               ------             -----

COMMITMENTS (Note 5)

NET STOCKHOLDER'S CAPITAL DEFICIENCY:
   Common stock - 1,000 shares authorized, issued and outstanding                               1,000             1,000
   Deficit                                                                                   (445,607)         (381,308)
                                                                                             --------          --------

                Total net stockholder's capital deficiency                                   (444,607)         (380,308)
                                                                                             --------          --------

TOTAL                                                                                      $1,024,906          $460,867
                                                                                           ==========          ========


See notes to financial statements.

H.V. JONES, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                              1997              1996

NET SALES                                                                                 $ 5,606,898       $ 2,544,597

COST OF SALES                                                                               4,194,608         1,736,405
                                                                                            ---------         ---------

              Gross profit                                                                  1,412,290           808,192

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
    (Note 6)                                                                                1,425,419           991,409
                                                                                            ---------           -------

LOSS FROM OPERATIONS                                                                          (13,129)         (183,217)

INTEREST EXPENSE - Net                                                                        (51,170)          (29,847)
                                                                                              -------           -------

NET LOSS                                                                                    $ (64,299)       $ (213,064)
                                                                                            =========        ==========


See notes to financial statements.

H.V. JONES, INC.

STATEMENTS OF NET STOCKHOLDER'S CAPITAL DEFICIENCY
YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                                             TOTAL
                                                                                                              NET
                                                                                                         STOCKHOLDER'S
                                                          COMMON STOCK                                      CAPITAL
                                                       SHARES       AMOUNT             DEFICIT             DEFICIENCY

BALANCE, JANUARY 1, 1996                               1,000       $ 1,000           $ (168,244)          $ (167,244)

   Net loss                                                                            (213,064)            (213,064)
                                                       -----       -------           ----------           ----------

BALANCE, DECEMBER 31, 1996                             1,000         1,000             (381,308)            (380,308)

   Net loss                                                                             (64,299)             (64,299)
                                                       -----       -------           ----------           ----------

BALANCE, DECEMBER 31, 1997                             1,000       $ 1,000           $ (445,607)          $ (444,607)
                                                       =====       =======           ==========           ==========


H.V. JONES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                                1997             1996

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                  $ (64,299)      $ (213,064)
   Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
      Depreciation and amortization                                                             24,326            7,593
      Changes in operating assets and liabilities:
         Trade accounts receivable                                                            (443,618)         (22,511)
         Advances to stockholder                                                                (5,587)            (210)
         Other assets                                                                           (3,646)          (2,742)
         Accounts payable                                                                      332,854          221,799
         Accrued expenses                                                                      119,339           63,952
                                                                                               -------           ------

                Net cash (used in) provided by operating activities                            (40,631)          54,817
                                                                                               -------           ------

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchase of furniture and equipment                                                          (6,783)            (913)
                                                                                                ------             ----

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds (payments) under line of credit agreement                                      136,700          (51,000)
   Proceeds from notes payable                                                                  41,497          108,801
   Payments on notes payable                                                                   (35,799)         (67,995)
   Payments on obligations under capital leases                                                (20,933)          (5,555)
                                                                                               -------           ------

                Net cash provided by (used in) financing activities                            121,465          (15,749)
                                                                                               -------          -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                       74,051           38,155

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                    71,214           33,059
                                                                                                ------           ------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                       $ 145,265         $ 71,214
                                                                                             =========         ========

SUPPLEMENTAL DISCLOSURE OF INTEREST PAID                                                      $ 53,438         $ 29,847
                                                                                              ========         ========

SUPPLEMENTAL DISCLOSURE OF NONCASH
   TRANSACTIONS - Equipment acquired under capital leases                                     $ 54,680         $ 28,898
                                                                                              ========         ========




See notes to financial statements.

H.V. JONES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      In March 1998 H.V. Jones, Inc. (the "Company") was acquired by Osage Systems Group, Inc. ("Osage"), which operates in the same industry as the Company. In connection with the acquisition, Osage forgave $60,000 of the advances to stockholder and loaned the Company $750,000, the proceeds of which were used to pay certain notes and accounts payable.

      DESCRIPTION OF BUSINESS - The Company is a complex systems integrator with offices in Houston and Austin, Texas, specializing in providing proprietary services and turnkey technology infrastructure solutions.

      The Company has entered into contracts with major suppliers of computer hardware and software to act as their value-added reseller. Purchases and sales under the value-added reseller contracts account for the majority of the Company's sales and costs of sales.

      SIGNIFICANT ACCOUNTING POLICIES:

            Revenue Recognition - The Company recognizes revenue from product sales when the products are shipped and service and support revenue when the applicable services are rendered.

            Furniture and Equipment - Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives range from five to seven years.

            Fair Value of Financial Instruments - The fair value of accounts receivable, advances to stockholder, accounts payable, accrued expenses and notes payable approximates the carrying value due to the short-term nature of these instruments. The fair value of long-term obligations approximate carrying value based on borrowing rates currently available to the Company for loans with similar terms and average maturities.

            Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from these estimates.

            Income Taxes - The Company accounts for income taxes using the asset and liability approach, which can result in recording tax provisions or benefits in periods different than the periods in which taxes are paid or benefits realized. Deferred income taxes are recorded for the difference between the book and tax bases of various assets and liabilities which can provide for current recognition of expected tax benefits from temporary differences that will result in deductible amounts in future years.

            New Accounting Pronouncement - In June 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which is effective for financial statement periods beginning after December 15, 1997 and establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. The Company does not believe the adoption of SFAS No. 130 will have a material impact on its financial statement presentation or related disclosures.

            Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

2.    FURNITURE AND EQUIPMENT

      Furniture and equipment at December 31 consisted of the following:


                                                           1997           1996

Equipment                                               $ 26,602       $ 24,700
Furniture and fixtures                                    15,890         11,009
Equipment under capital leases                            83,578         28,898
                                                          ------         ------

Total                                                    126,070         64,607

Less accumulated depreciation                             57,383         33,057
                                                          ------         ------

Furniture and equipment - net                           $ 68,687       $ 31,550
                                                        ========       ========




3.    CAPITAL LEASES

      The Company is the lessee of telephone and computer equipment under capital leases expiring in various years through 2001. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 1997 and 1996.

      Following is a summary of property held under capital leases:


                                                                                           1997           1996
Computer equipment                                                                      $ 64,367       $ 28,898
Telephone equipment                                                                       19,211
                                                                                          ------        -------
                                                                                          83,578         28,898

Less accumulated depreciation                                                             27,696          6,020
                                                                                          ------          -----

Total                                                                                   $ 55,882       $ 22,878
                                                                                        ========       ========

    Minimum future lease payments under capital leases as of December 31, 1997 and in the aggregate are as follows for the years ending December 31:


        1998                                                     $34,823
        1999                                                      17,928
        2000                                                       5,847
        2001                                                       5,360
                                                                 -------

        Total minimum lease payments                              63,958
        Less amount representing interest                          6,868
                                                                 -------

        Present value of net minimum lease payments              $57,090
                                                                 =======



    Interest rates on capitalized leases are estimated at 10% and are imputed based on the Company's incremental borrowing rate at the inception of each lease.

4.  NOTES PAYABLE

    Notes payable consisted of the following at December 31:


                                                                             1997        1996
        Line of credit agreement with bank, principal due March 1998, interest at prime plus 1.25% (10.75% at December 31, 1997)
           payable monthly, collateralized by accounts receivable (1)      $250,000    $113,300
        9.5% unsecured note payable to related party with principal
           and accrued interest payable on demand (Note 6)                   70,873      76,957
        Various unsecured notes payable to financial institutions with principal and accrued interest payable (interest rates range
           from 14.5% to 18.9%) on demand                                   101,822      90,040
                                                                           --------    --------

                                                                           $422,695    $280,297
                                                                           ========    ========

(1) As discussed in Note 1, this line was paid subsequent to December 31, 1997.



5.  OPERATING LEASES

    The Company leases office space under an operating lease expiring in 2000.

    Minimum future rental payments under this noncancelable operating lease as of December 31, 1997 and in the aggregate are as follows for the years ending December 31:


        1998                                                     $39,624
        1999                                                      39,624
        2000                                                       9,906
                                                                 -------

        Total minimum future rental payments                     $89,154
                                                                 =======


    Total rental expense for 1997 and 1996 amounted to $80,979 and $92,110, respectively.

6.  RELATED-PARTY TRANSACTIONS

    At December 31, 1997 and 1996, the Company has advanced amounts to the sole stockholder of the Company of $70,513 and $64,926 and has a note payable to a family member of the sole stockholder of $70,873 and $76,957.

    Included in selling, general and administrative expenses for 1997 and 1996 are approximately $71,000 and $59,000 in operations consulting fees paid to an entity owned by the sole stockholder of the Company.

    Included in selling, general and administrative expenses in 1997 are $8,600 in accounting fees paid to the spouse of the sole stockholder of the Company.

7.  INCOME TAXES

    Deferred taxes for the Company result primarily from net operating losses. At December 31, 1997 and 1996, the Company's net deferred tax assets comprised the following:


                                                1997             1996
        Deferred tax assets                  $ 166,000        $ 144,000
        Valuation allowance                   (166,000)        (144,000)
                                             ---------        ---------

        Net                                  $      --        $      --
                                             =========        =========


    A valuation allowance of $166,000 and $144,000 was established in 1997 and 1996 as management of the Company believes that, due to continuing losses, it is more likely than not that the deferred tax assets will not ultimately be realized.

    The Company's net operating loss carryforwards amounted to approximately $488,000 at December 31, 1997 and expire in various years through 2012.

                                     ******

            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



The following unaudited pro forma consolidated balance sheet combines historical information as if the acquisitions of Solsource Computers, Inc. ("Solsource") and H.V. Jones, Inc. ("HVJ") had occurred on December 31, 1997. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 combines historical statements of operations for Osage Systems Group, Inc. (the "Company") and the acquired companies, Solsource and HVJ, as if the acquisitions had occurred on January 1, 1997.



The unaudited pro forma consolidated balance sheet at December 31, 1997 combines historical financial information of the Company and HVJ at December 31, 1997 and Solsource at January 31, 1998. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 combines historical financial information of the Company and HVJ for the year ended December 31, 1997 and Solsource for the year ended January 31, 1998. As the most recent fiscal year end of Solsource differs from the Company's fiscal year end by less than 93 days, no adjustment was made to Solsource's statement of operations for the purpose of the pro forma presentation.


The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained herein. The unaudited pro forma consolidated financial information reflects the use of the purchase method of accounting for the acquisitions. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon final evaluations being performed.

The unaudited pro forma combined financial information assumes the acquisitions were funded from currently available cash, assorted private placement transactions and through the issuance of common stock and the Series C Convertible Preferred Stock.

The unaudited pro forma data are not necessarily indicative of the financial position or results of operations which would have actually been reported had the transactions been consummated at the date mentioned above or which may be reported in the future.


The unaudited pro forma data should be read in conjunction with the notes to the unaudited pro forma consolidated historical financial information and the historical financial statements, and notes thereto, of the Company which are incorporated by reference to the Company's Form 10-KSB and the historical financial statements of Solsource and HVJ which are included herein.

                           OSAGE SYSTEMS GROUP, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)




-----------------------------------------------------------------------------------------------------------------

                                                                                                      H.V.
                                                                   OSAGE          SOLSOURCE          JONES
-----------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:

  Cash                                                           $  2,576         $     11         $    145
  Accounts receivable                                               1,974              700              732
  Inventories                                                           7              349
  Prepaid expenses and other current assets                            26               51                0
  Advances to affiliates
  Advances to stockholder                                                                                71
  Deferred income taxes                                               210               39
                                                                 --------         --------         --------

     Total current assets                                           4,793            1,150              948

PROPERTY AND EQUIPMENT                                                 87               45               69
                                                                 --------         --------         --------

OTHER ASSETS:
  Goodwill
  Deferred income taxes                                                                129
  Other                                                                                 52                8
                                                                 --------         --------         --------
     Total other assets                                                 0              181                8
                                                                 --------         --------         --------

     Total assets                                                $  4,880         $  1,376         $  1,025
                                                                 ========         ========         ========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

  Notes payable                                                                   $    304         $    423
  Current portion of long term debt                                                     80               31
  Accounts payable                                               $  1,949              785              797
  Accrued expenses                                                    508               69              193
  Deferred revenue                                                                      30
  Income taxes payable                                                262
  Deferred income taxes
                                                                 --------         --------         --------

     Total current liabilities                                      2,719            1,268            1,444
                                                                 --------         --------         --------

LONG TERM DEBT                                                                         282               26
                                                                 --------         --------         --------

SHAREHOLDERS' EQUITY (DEFICIT):
  Series A preferred stock                                             12
  Series B preferred stock                                              5
  Series C preferred stock
  Common stock                                                         48              100                1

  Additional paid-in-capital                                        2,772


  Retained earnings (deficit)                                        (676)            (274)            (446)

                                                                 --------         --------         --------

     Total shareholders' equity (deficit)                           2,161             (174)            (445)
                                                                 --------         --------         --------

     Total liabilities and shareholders' equity (deficit)        $  4,880         $  1,376         $  1,025
                                                                 ========         ========         ========

---------------------------------------------------------------------------------------------
                                                                                  PRO FORMA
                                                                  PRO FORMA      CONSOLIDATED
                                                                    ADJ.           BALANCE
---------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:

  Cash                                                           $   (658){a}     $  2,074
  Accounts receivable                                                                3,406
  Inventories                                                                          356
  Prepaid expenses and other current assets                                             77
  Advances to affiliates                                                                 0
  Advances to stockholder                                             (60){f}           11
  Deferred income taxes                                                24 {d}          273
                                                                 --------         --------

     Total current assets                                            (694)           6,197

PROPERTY AND EQUIPMENT                                                                 201
                                                                 --------         --------

OTHER ASSETS:
  Goodwill                                                          3,923 {d}        3,923
  Deferred income taxes                                                                129
  Other                                                                                 60
                                                                 --------         --------
     Total other assets                                             3,923            4,112
                                                                 --------         --------

     Total assets                                                $  3,229         $ 10,510
                                                                 ========         ========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

  Notes payable                                                                   $    727
  Current portion of long term debt                                                    111
  Accounts payable                                                                   3,531
  Accrued expenses                                                                     770
  Deferred revenue                                                                      30
  Income taxes payable                                                                 262
                                                                 --------         --------

     Total current liabilities                                                       5,431
                                                                 --------         --------

LONG TERM DEBT                                                                         308
                                                                 --------         --------

SHAREHOLDERS' EQUITY (DEFICIT):
  Series A preferred stock                                                              12
  Series B preferred stock                                                               5
  Series C preferred stock                                              5 {c}            5
  Common stock                                                          2 {b}           50
                                                                     (101){e}
  Additional paid-in-capital                                        1,029 {b}        5,375
                                                                    1,574 {c}

  Retained earnings (deficit)                                         720 {e}         (676)

                                                                 --------         --------

     Total shareholders' equity (deficit)                           3,229            4,771
                                                                 --------         --------

     Total liabilities and shareholders' equity (deficit)        $  3,229         $ 10,510
                                                                 ========         ========

                           PRO FORMA ADJUSTMENT LEGEND

    {a}      Amount represents the following adjustments to cash:


             Solsource acquisition cash                                          $   (200)
             H.V. Jones acquisition cash                                             (395)
             Repayment of note resulting from H.V. Jones acquisition                  (63){g}
                                                                                 --------
               Net adjustment to cash                                            $   (658)
                                                                                 ========


    {b} Amount represents net adjustment to common stock and additional paid in capital:


                                     ----------------------------------------------------
                                            IN THOUSANDS, EXCEPT SHARE INFORMATION
                                     ----------------------------------------------------
                                                     COMMON
                                     SHARES          STOCK           APIC          TOTAL
                                     ------          -----           ----          -----
             Solsource shares        150,000         $    2         $1,029         $1,031
                                     =======         ======         ======         ======


    {c} Amount represents net adjustment to preferred stock and additional paid in capital:


                                     ---------------------------------------------
                                        IN THOUSANDS, EXCEPT SHARE INFORMATION
                                     ---------------------------------------------
                                               PREFERRED
                                     SHARES      STOCK         APIC         TOTAL
                                     ------      -----         ----         -----
             H.V. Jones shares       105.3      $    5        $1,573        $1,579
                                     =====      ======        ======        ======

    {d}      The following summarizes the pro forma adjustment for goodwill:


             Total stock consideration                                          $2,610
             Cash                                                                  658
             Forgiveness of advances from H.V. Jones shareholder                    60{f}
             Pro forma adjustment for deferred income taxes                        (24)
                                                                               -------
             Total consideration                                                 3,304
                                                                               -------
             FMV of net assets acquired                                           (619)
                                                                               -------
             Goodwill                                                          $ 3,923
                                                                               =======


    {e}      Amount represents elimination of shareholders' equity.


    {f} Amount represents a pro forma adjustment forgiving $60 of the advances to the shareholder of H.V. Jones in conjunction with the acquisition.





    {g} Amount represents a pro forma adjustment repaying a $63 note resulting from the H.V. Jones acquisition.

                           OSAGE SYSTEMS GROUP, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)




---------------------------------------------------------------------------------------------------------------------
                                                                                                          PRO FORMA
                                                                              H.V.         PRO FORMA     CONSOLIDATED
                                                OSAGE       SOLSOURCE        JONES            ADJ.         BALANCE
---------------------------------------------------------------------------------------------------------------------
NET SALES                                      $14,191       $7,232         $5,607                       $27,030

COST OF SALES                                   11,670        5,364          4,195                        21,229
                                               -------       ------         ------         -----         -------

   Gross profit                                  2,521        1,868          1,412                         5,801

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     2,807        2,474          1,425         $ 262 {a}       6,968
                                               -------       ------         ------         -----         -------

OPERATING INCOME (LOSS)                           (286)        (606)           (13)         (262)         (1,167)

INTEREST EXPENSE - Net                             (10)         (60)           (51)                         (121)
                                               -------       ------         ------         -----         -------

INCOME (LOSS) BEFORE PROVISION (BENEFIT)
   FOR INCOME TAXES                               (296)        (666)           (64)         (262)         (1,288)

PROVISION (BENEFIT) FOR INCOME TAXES                (3)        (211)                                        (214)
                                               -------       ------         ------         -----         -------

NET INCOME (LOSS)                              $  (293)      $ (455)        $  (64)        $(262)        $(1,074)
                                               =======       ======         ======         =====         =======

LOSS PER COMMON SHARE - BASIC AND DILUTED      $ (0.06)                                                  $ (0.22)
                                               =======                                                   =======

SHARES USED IN PER SHARE CALCULATION             4,820                                                     4,970 {d}
                                               =======                                                   =======

                           PRO FORMA ADJUSTMENT LEGEND

    {a} Amount represents the amortization of goodwill. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 15 years.





    {b} Amount represents the number of shares outstanding resulting from the acquisitions of Solsource and H.V. Jones as if the shares were outstanding as of January 1, 1997:



             Shares outstanding as of December 31, 1997                    4,820
             Solsource shares                                                150
                                                                           -----
             Total                                                         4,970
                                                                           =====

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 22, 1998                      OSAGE SYSTEMS GROUP, INC.



                                          BY:/s/ Jack R. Leadbeater
                                             ----------------------
                                                 Jack R. Leadbeater
                                                 Chief Executive Officer